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                                                                       Exhibit 5



                                 August 7, 1998

Board of Directors
United States Exploration, Inc.
1560 Broadway, Suite 1900
Denver, Colorado 80202


Gentlemen:

We have acted as counsel for United States Exploration, Inc. (the "Company") in connection with the preparation, execution and filing of a Registration Statement under the Securities Act of 1933 on Form S-8 relating to the registration of 7,940,000 shares of the Company's Common Stock, $.0001 par value ("Common Stock"), which may be purchased upon exercise of options granted pursuant to the Amended and Restated 1989 Incentive Stock Option Plan, the Amended and Restated 1990 Nonqualified Stock Option Plan, and the Company's Employment Agreement with Bruce D. Benson or which may be issued pursuant to the Company's Directors' Fee Stock Plan (collectively, the "Plans").

In connection with the opinion expressed below, we have made such factual inquiries and have examined or caused to be examined such questions of law as we have considered necessary or appropriate for the purpose of such opinion. On the basis of such inquiries and examinations, it is our opinion that any shares of Common Stock issued pursuant to the Plans have been duly authorized and, when issued and, if applicable, paid for, as provided in the Plans will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the re-offer and re-sale Prospectus included in the Registration Statement. By so consenting, we do not admit that we are experts with respect to any portion of the Registration Statement so as to require such consent.

                                               Very truly yours,

                                               /s/ SHERMAN & HOWARD L.L.C.

                                               Sherman & Howard L.L.C.